UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2006 (November 3, 2006)

InfoTech USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22693 (Commission file number)	11-2889809 (IRS Employer Identification Number)

7 Kingsbridge Road, Fairfield, New Jersey 07004 (Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (973) 227-8772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (7 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Non-Compliance with Certain Covenants

On November 3, 2006, InfoTech USA, Inc. (the “Company”) notified Wells Fargo Business Credit, Inc. (“Wells Fargo”) that the Company did not expect to be in compliance with the covenants for profitability and minimum book net worth contained in the credit facility with Wells Fargo as of and for the fiscal year ended September 30, 2006. The Company is in the process of negotiating a waiver of such noncompliance from Wells Fargo. Based on the Company’s initial discussions with Wells Fargo, the Company believes it is likely that it will enter into such a waiver; however, there can be no assurance that the Company will be successful in obtaining such a waiver. The Company’s inability to obtain a waiver from Wells Fargo may materially and adversely impact its financial condition, results of operations and cash flows.

Forward-Looking Statements

Certain statements in this Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. We intend that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoTech USA, Inc.

Date: November 9, 2006	By:	/s/ J. Robert Patterson
J. Robert Patterson Vice President, Chief Financial Officer, Secretary, Treasurer and Director